Exhibit 5.1

Sean M. Clayton

T: +1 858 550 6034

sclayton@cooley.com

September 15, 2015

Mirati Therapeutics, Inc.

9393 Towne Centre Drive, Suite 200

San Diego, CA  92121

Ladies and Gentlemen:

You have requested our opinion, as counsel to Mirati Therapeutics, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of up to 2,587,500 shares of the Company’s common stock, par value $0.001 (the “Shares”), including up to 337,500 Shares that may be sold pursuant to the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-3 (Registration Statement No. 333-198678) (the “Initial Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the Registration Statement on Form S-3 filed with the Commission pursuant to Rule 462(b) of the Act (File No. 333- 206965) (together with the Initial Registration Statement, the “Registration Statements”), the prospectus dated September 24, 2014 (the “Base Prospectus”), and the prospectus supplement relating to the Shares dated September 15, 2015 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”).  (The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.”)  All of the Shares are to be sold by the Company as described in the Registration Statements and the Prospectus.

In connection with this opinion, we have examined and relied upon the Registration Statements, the Prospectus, the Company’s Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the accuracy, completeness and authenticity of certificates of public officials.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware.  We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

4401 EASTGATE MALL, SAN DIEGO, CA 92121  T: (858) 550-6000  F: (858) 550-6420  WWW.COOLEY.COM

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statements and the Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to a Current Report on Form 8-K to be filed with the Commission for incorporation by reference into the Registration Statements.  This opinion is expressed as of the date hereof, and we disclaim any responsibility to advise you of any changes in the facts stated or assumed herein or of any changes in applicable law.

Very truly yours,

COOLEY LLP

By:	/s/ Sean M. Clayton
Sean M. Clayton